Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
MGIC Investment:	Radian Group Inc.:
Media Relations:	Media Relations:
Katie Monfre - +1-414-347-2650	Michelle Davidson - +1-215-231-1325
katie_monfre@mgic.com	media@radian.biz

Or	Or
Investor Relations:	Investor Relations:
Mike Zimmerman - +1 414-347-6596	Mona Zeehandelaar - +1-215-231-1674
mike_zimmerman@mgic.com	mona.zeehandelaar@radian.biz

MGIC Investment Corporation and Radian Group Inc. to Merge

MILWAUKEE and PHILADELPHIA, February 6, 2007 - MGIC Investment Corporation (NYSE: MTG), “MGIC”, and Radian Group Inc. (NYSE: RDN), “Radian”, today announced they have agreed to merge, forming a preeminent mortgage and credit risk insurer.

The new company, to be called MGIC Radian Financial Group Inc., will have nearly $15 billion in total assets, more than $290 billion of primary mortgage insurance in force and a financial guaranty portfolio approximating $104 billion of net par outstanding.

The agreement provides for a stock-for-stock merger in which 0.9658 shares of MGIC common stock will be exchanged for each share of Radian common stock. The merger is intended to qualify as a “tax-free reorganization” for U.S. shareholders. Based upon the closing stock prices of both companies on February 5, 2007, the pro forma combined market capitalization of the new institution would be approximately $10 billion.

Curt S. Culver, current chairman and chief executive officer of MGIC, will serve as chairman and chief executive officer of the combined company. S.A. Ibrahim, current chief executive officer of Radian, will serve as the president and chief operating officer of the combined company. Mr. Ibrahim will succeed Mr. Culver as chief executive officer of MGIC Radian Financial Group Inc. in 2009 and as chairman in 2010.

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The board of directors will initially be comprised of six members designated by MGIC and five members designated by Radian, but promptly following the consummation of the merger, MGIC Radian Financial Group Inc. will nominate for director an additional Radian director to stand for election by the combined company’s shareholders. The combined company’s headquarters will be located in Milwaukee, Wisconsin, and have operations in New York, Philadelphia, and internationally.

The combined company will have a broad and balanced mix of businesses including domestic mortgage insurance, financial guaranty, financial services and international credit enhancement.

“Radian shares MGIC’s passion for delivering superior customer service, and the combined company will be in an excellent position to raise these service standards even higher,” said Mr. Culver. “Our companies have similar goals and shared values regarding increasing shareholder value. We will take a deliberate, methodical approach to integrating our companies, making certain that customers continue to receive high quality service and that our shareholders realize the potential benefits of this merger.”

Mr. Ibrahim also expressed his enthusiasm for the merger, saying: “I am confident the new MGIC Radian Financial Group will emerge as a premier U.S. and international mortgage insurer and credit enhancement provider, delivering superior shareholder returns by combining the best talent, analytics, systems and processes, and the disciplined risk management cultures of both companies.

“Our businesses complement each other in many ways, and, led by one of the most experienced management teams in the business, we will have an even greater ability to meet the credit enhancement needs of capital markets worldwide,” Mr. Ibrahim continued. “The appeal of this merger is compelling by any measure – strategically, financially and operationally.”

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The combined company expects to realize aggregate cost savings of $128 million, pre-tax. Approximately 75 percent of this benefit is expected to be realized in 2008 and the full run-rate of cost savings is expected to be realized in 2009. The expected annual cost savings represent approximately 24 percent of the pro forma combined operating expense base. The combined company expects to incur restructuring costs of approximately $125 – $150 million, after-tax.

The transaction has been unanimously approved by each company’s board of directors and is expected to be completed in the fourth quarter of 2007, subject to regulatory and shareholder approvals. Assuming the achievement of planned cost reductions, on a GAAP basis the transaction is expected to be 2.8 percent accretive to MGIC’s earnings per share in 2008 and 6.3 percent accretive to MGIC’s earnings per share in 2009. On a cash basis, which excludes the impact of non-cash items such as the amortization of intangibles, the transaction is expected to be 6.7 percent accretive to MGIC’s earnings per share in 2008 and 9.5 percent accretive to MGIC’s earnings per share in 2009. To Radian, on a GAAP basis the transaction is expected to be 4.7 percent accretive to Radian’s earnings per share in 2008 and 8.2 percent accretive to Radian’s earnings per share in 2009.

As part of the transaction, it currently is expected MGIC Radian Financial Group will initially pay a dividend of $0.25 per share per quarter, which is the current MGIC quarterly dividend rate and represents an increase of $0.23 per share per quarter for Radian shareholders. All dividends are subject to applicable law and the discretion of the applicable company’s board of directors.

MGIC and Radian have designated key members of the new company’s senior management team. Leading the combined company will be: J. Michael Lauer, chief financial officer; Patrick Sinks, head of domestic mortgage insurance; Stephen Cooke, head of financial guaranty; Mark Casale, head of capital markets; Jeffrey Lane, general counsel; Lawrence Pierzchalski, head of risk management; Lawrence DelGatto, chief information officer; Robert Croner, head of human resources; Teresa Bryce, head of strategic planning and corporate secretary and Martin Wood, head of international mortgage insurance.

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MGIC was represented in this transaction by the investment banking firm of Goldman, Sachs & Co. and the law firm of Foley & Lardner LLP. Radian was represented by the investment banking firm of Lehman Brothers and the law firm of Wachtell, Lipton, Rosen & Katz.

About MGIC Investment Corporation

MGIC Investment Corporation (http://www.MGIC.com ) is a holding company which, through its wholly owned subsidiary Mortgage Guaranty Insurance Corporation (“MGIC”), is a provider of private mortgage insurance in the United States with $176.5 billion primary insurance in force covering 1.3 million mortgages as of December 31, 2006. MGIC serves approximately 5,000 lenders with locations across the country and in Puerto Rico, helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality. In addition to mortgage insurance on first liens, the company, through other subsidiaries, provides lenders with various underwriting and other services and products related to home mortgage lending. The company also has strategic interests in active credit-based consumer asset businesses.

About Radian

Radian Group Inc. (http://www.Radian.biz) is a global credit risk management company headquartered in Philadelphia, Pennsylvania with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in active credit-based consumer asset businesses.

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Investment Community Conference Call Today (Tuesday), 10 a.m. EDT, 9 a.m. CDT

MGIC and Radian will hold an informational call for the investment community today at 10 a.m. EDT (9 a.m. CDT). Telephone access to the call may be obtained by dialing 1-866-814-1913. Internet access to the call and to supporting materials will be made available through the Investor Relations section of each company’s Web site at www.mgic.com or www.radian.biz.

Both Internet and telephone replay of the call will be available until March 6, 2007. The Internet replay may be accessed through the Investor Relations section of each company’s Web site at www.mgic.com or www.radian.biz. The telephone replay will be available to U.S. callers at 1-888-266-2081. The access code for both will be 1039744.

Press Conference Call Today (Tuesday) Afternoon, 2:00 p.m. – 2:30 p.m. EDT, 1:00 p.m. – 1:30 p.m. CDT

MGIC and Radian will hold a press conference call for the media today from 2:00 p.m. – 2:30 p.m. EDT (1:00 p.m. – 1:30 p.m. CDT). Telephone access to the call may be obtained by dialing 1-866-225-4091.

Forward Looking Statements

Discussions made in this press release that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Radian and MGIC, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

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The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Radian or MGIC to approve the transaction; the risk that the businesses will not be integrated successfully; customer attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; potential sales of assets in connection with the merger; legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s and MGIC’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Radian’s and MGIC’s filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Radian and MGIC disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information

The proposed merger will be submitted to shareholders of MGIC Investment Corporation and Radian Group Inc. for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about MGIC and Radian, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing MGIC’s website (http://www.mgic.com) or Radian’s website (http://www.radian.biz). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Michael Zimmerman, Vice President Investor Relations, 250 E. Kilbourn, Milwaukee, WI 53092 or Mona Zeehandelaar, Senior Vice President, Investor Relations and Corporate Communications, 1601 Market Street, Philadelphia, PA 19103

MGIC Investment Corporation and Radian Group Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of MGIC Investment Corporation and/or Radian Group Inc. in respect of the proposed merger. Information regarding MGIC Investment Corporation’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by MGIC on March 30, 2006, and information regarding Radian Group Inc’s directors and executive officers is available in it proxy statement filed with the Securities and Exchange Commission by Radian on April 18, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

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